Exhibit 1

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

KKR MILLENNIUM GP LLC

By:	*
	Name:	Henry R. Kravis
	Title:	Member

KKR ASSOCIATES MILLENNIUM L.P.

By:	KKR Millennium GP LLC, its general partner

By:	*
	Name:	Henry R. Kravis
	Title:	Member

KKR MILLENNIUM FUND L.P.

By:	KKR Associates Millennium L.P., its general partner

By:	KKR Millennium GP LLC, its general partner

By:	*
	Name:	Henry R. Kravis
	Title:	Member

SEALY HOLDING LLC

By:	*
	Name:	Henry R. Kravis
	Title:	Member

*By:	/s/ William J. Janetschek
William J. Janetschek, by power of attorney for all Reporting Persons

July 29, 2009